Exhibit 10.19

LEASE AMENDMENT #2

THIS LEASE AMENDMENT #2 (“Amendment #2”) is entered into as of the 9th day of February 2018, by and between PROVCO DEVON, L.L.C., a Pennsylvania limited liability company (hereinafter called the “Landlord”), and ZYNERBA PHARMACEUTICALS, INC. a Delaware corporation (hereinafter referred to as “Tenant”). The following statements are a material part of the Amendment:

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a written Lease Agreement (the “Lease”) dated February 12, 2015 for that certain premises in known as Suite 300, The World Activity Building, 80 West Lancaster Avenue, Devon, PA 19333 (the “Original Premises”);

WHEREAS, on or about December 1, 2016, the parties amended the Lease (“Amendment #1”) expanding the size of the Premises;

WHEREAS, Landlord and Tenant desire to further expand the Premises and seek to amend the Lease as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and representations herein contained and those contained in the Lease and in reliance thereon, the parties intending to be legally bound hereby mutually agree as follows:

1.   Tenant hereby agrees to lease 3,532 additional rentable square feet (hereinafter the “Additional Expansion Space”) as depicted in Exhibit “A”.

2.   This Additional Expansion Space shall increase the total leased premises from 7,345 rentable square feet (6,387 usable square feet) (the “Original Premises”) to 10,877 rentable square feet (9,458 usable square feet).

3.   The first sentence of Paragraph #1 of the Lease (previously amended in Amendment #1) shall be deleted and in its place inserted:

Premises. The Landlord does hereby lease to the Tenant and the Tenant does hereby lease from the Landlord, the following described premises (collectively, the “Premises”): that portion of the third floor of the building known as, Suite 300, The World Activity Building at 80 West Lancaster Avenue, Devon, Chester County, PA (the “Building”), as depicted on the plan prepared by 3GHC Architects, attached hereto as Exhibit “A” and incorporated herein (the “Space Plan”), consisting of approximately 10,877 rentable square feet (including the floor load factor of 15%) and approximately 9,458 usable square feet (excluding the floor load factor of 15%), together with the right of free and uninterrupted access in common with other tenants in the Building and their employees and invitees within the Building and the grounds adjacent thereto (collectively, the “Property”). An exhibit to this Amendment #2 is attached hereto, made a part hereof, and marked as Exhibit “A”.

4.   A paragraph 2(b) shall be inserted after Paragraph 2(a) as follows:

2(b)   Additional Expansion Space Term. This term of the Additional Expansion Space shall commence on the date Landlord tenders possession of the Additional Expansion Space to Tenant following the completion of Landlord’s Additional Expansion Work (as hereinafter defined) (the “Additional Expansion Space Commencement Date”), and shall end at the end of the Term defined in Paragraph 2 of the Lease. Tenant shall have the right of access to the Additional Expansion Space in a manner coordinated by Landlord to the greatest extent reasonably possible prior to the Additional Expansion Space Commencement Date, such access to be limited to access which does not interfere with Landlord’s Additional Expansion Work for Tenant’s construction, wiring and installation of furniture, fixtures, furnishings and equipment, provided, that all terms of the Lease shall apply to Tenant’s access, except for the payment of the Additional Expansion Space Rent (as defined below) or additional rent. A supplement to this Amendment #2 is attached hereto, made a part hereof, and marked as Exhibit “B”, containing blanks for the Additional Expansion Space Commencement Date. The parties hereto agree that after the Additional Expansion Space Commencement Date becomes certain, as provided herein, they will complete and execute said supplement to reflect the date.

5.   A Paragraph 4(c) shall be inserted after Paragraph 4(b) as follows:

4(c).   Additional Expansion Space Rent. In addition to the rent to be paid in Paragraph 4(a) and 4(b) of the Lease, the Tenant agrees to pay rent on the Additional Expansion Space beginning on the Additional Expansion Space Commencement Date, in the amount of $8,241.33 per month (equal to $28.00 per rentable square foot) in advance, and thereafter due on the 1st day of each month, provided the Additional Expansion Space Rent for any initial partial month period shall be apportioned on a per diem basis and shall be due five (5) days after the Additional Expansion Space Commencement Date. On the following dates, the Additional Expansion Space Rent shall be increased as follows:

Lease Year	Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Payment

June 1, 2018-May 31, 2019	$28.50	$100,662.00	$8,388.50
June 1, 2019-May 31, 2020	$29.00	$102,428.00	$8,535.67

6.   The Rent for the Original Premises and the first expansion shall remain as set forth in the Lease and Amendment #1.

7.   Landlord shall complete the alterations and improvements (the “Landlord’s Additional Expansion Work”) as described in the Work Letter attached hereto as Exhibit “C” and incorporated herein and shall use its best efforts to Substantially Complete (as defined below) Landlord’s Additional Expansion Work on or before April 15, 2018 (the “Target Date”). The cost of Landlord’s Additional Expansion Work shall be divided as set forth in the Exhibit “D”. Tenant shall pay its portion of Landlord’s Additional Expansion Work within fifteen (15) days of the Additional Expansion Space Commencement Date. Any additional costs related solely to Tenant’s request for change orders outside the scope of Landlord’s Additional Expansion Work as described in Exhibit C shall be paid solely by Tenant. Additional costs arising in connection with the alterations and improvements set forth in the Work Letter shall be apportioned between Landlord and Tenant on the same basis as each of such alterations and improvements are set forth in Exhibit “D”.  In no instance shall Landlord be responsible to perform any voice/data cabling, or IT security work. The Landlord shall tender the Additional Expansion Space to Tenant following the Substantial Completion of Landlord’s Additional Expansion Work. Landlord’s Additional Expansion Work shall be considered substantially complete when all improvements described on Exhibit “C” have been completed except for (i) minor items of finishing and construction that do not materially interfere with Tenant’s use of the Additional Expansion Space and (ii) items not then completed because of delays by Tenant or because of requests by Tenant for changes or additions to the plans and specifications attached hereto as Exhibit “C” (“Substantially Complete”).

8.   Exhibit “C” to the Lease, Paragraph 4 shall be changed to the following”

4.   “Tenant’s Proportionate Share” shall equal the total rentable square feet in the Premises (which is 10,877) divided by the total rentable square feet in the World Activity Building (which is 54,405) at the present time.

9.   Except as modified herein, the parties hereto agree that all the terms and conditions of the Lease, and Amendment shall remain in full force and effect and are hereby ratified and confirmed including that the Landlord May Confess Judgment as follows:

CONFESSION OF JUDGMENT.

THE FOLLOWING PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, IN GRANTING THIS RIGHT TO CONFESS JUDGMENT AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF TENANT, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAD OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

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(i)   CONFESSIONS OF JUDGMENT/EJECTMENT. TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY AGREES THAT, IN THE EVENT THAT, AND WHEN THIS LEASE SHALL BE DETERMINED BY TERM, COVENANT, LIMITATION OR CONDITION BROKEN, AS AFORESAID, DURING THE TERM, AND ALSO WHEN AND AS SOON AS THE TERM, AS SAME MAY HAVE BEEN EXTENDED FROM TIME TO TIME, HEREBY CREATED SHALL HAVE EXPIRED OR BE TERMINATED, IT SHALL BE LAWFUL FOR ANY ATTORNEY, AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT IN ANY COMPETENT COURT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE LEASED PREMISES, WITHOUT ANY LIABILITY ON THE PART OF THE SAID ATTORNEY, FOR WHICH THIS LEASE SHALL BE A SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION WITH CLAUSES FOR COSTS MAY ISSUE FORTHWITH WITH OR WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE LEASED PREMISES REMAINS IN OR IS RESTORED TO TENANT, THE LANDLORD SHALL HAVE THE RIGHT IN THE EVENT OF ANY SUBSEQUENT DEFAULT OR DEFAULTS TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT IN THE MANNER AND FORM HEREINBEFORE SET FORTH, TO RECOVER POSSESSION OF THE LEASED PREMISES FOR SUCH SUBSEQUENT DEFAULT, NO SUCH DETERMINATION OF THIS LEASE NOR RECOVERING POSSESSION OF THE LEASED PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT; NOR THE RESORT TO ANY WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE, AND TO OBTAIN POSSESSION IN THE MANNER PROVIDED HEREIN.

(ii)   AFFIDAVIT OF DEFAULT. In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence and if a true copy of the Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

(iii)   TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING RELATING SOLELY TO THE POSSESSION OF THE LEASED PREMSIES BY AGREEING TO THE TERMS OF THIS PARAGRAPH REGARDING CONFESSION OF JUDGMENT, TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION OF THE LEASED PREMISES PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS PARAGRAPH.

(iv)   In view of the commercial nature of the relationship between the parties hereto and the fact that the parties hereto may have adverse interests, the parties agree that there is no expectation that Landlord shall have any duty under any provision of Chapter 56 of the Pennsylvania Decedents, Estates and Fiduciaries Code (20 Pa. C.S.A. § 5601, et seq.) (including, without limitation, 20 Pa. C.S.A. § 5601.3(a)(1)) to act in the best interest of Tenant hereunder, and it is agreed that Landlord shall have no such duty. Further, Landlord and Tenant hereby agree that all duties owed by an agent as specified under 20 Pa.C.S.A. § 5601.3(b) (as the term “agent” is used therein) are irrevocably waived.

10.   This Amendment #2 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

11.   This Amendment #2 can be executed in any number of counterparts, each of which shall be deemed an original.

12.   To the extent there are any conflicts or inconsistencies between the Lease, Amendment #1 and this Amendment #2, this Amendment #2 and the rights and obligations herein shall govern. All other terms and provisions of the previous agreements between the parties shall remain unaffected by this Amendment #2.

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IN WITNESS WHEREOF, the Landlord and Tenant hereto have executed this Amendment #2 as of the date first written above.

LANDLORD:

WITNESS	Provco Devon, L.L.C.

	By:	/s/ Gerald N. Holtz
	Its:	Vice President

TENANT:

WITNESS	Zynerba Pharmaceuticals, Inc.

	By:	/s/ James E. Fickenscher
	Its:	Chief Financial Officer

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF

On this the 9th day of February, 2018, before me, a Notary Public in and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared James E. Fickenscher who acknowledged himself to be the CFO of Zynerba Pharmaceuticals, Inc., and who, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing their names thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[ SEAL ]	/s/ Lauren Fiore
Notary Public

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF DELAWARE

On this the 12th day of February 2018, before me, a Notary Public in and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared Gerald N. Holtz who acknowledged himself to be the Vice President of Provco Devon, L.L.C. and who, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing their names thereto.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[ SEAL ]	/s/ Willys K. Silvers, Jr.
Notary Public

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EXHIBIT “A”

Additional Expansion Space

EXHIBIT “B”

ADDITIONAL EXPANSION SPACE COMMENCEMENT AGREEMENT

This Commencement Agreement is entered into this _____ day of _________, 2018 between Provco Devon, L.L.C. (“Landlord”) and Zynerba Pharmaceuticals, Inc. (“Tenant”)

WHEREAS, Landlord and Tenant entered into a Lease dated February 12, 2015 for the Leased Premises (the “Lease”);

WHEREAS, Landlord and Tenant amended that Lease on December 1, 2016 (the “Amendment”);

WHEREAS, pursuant to the provisions of Paragraph 4 of the Amendment, Landlord and Tenant desire to confirm the Expansion Space Commencement date as defined in the Amendment;

NOW THEREFORE, Landlord and Tenant agree and acknowledge that the information set forth below is true and accurate.

1.   The Additional Expansion Space Commencement Date shall be the _____ day of __________, 2018.

2.   The Rent for the Additional Expansion Space shall commence on ______________, 2018.

IN WITNESS WHEREOF, the parties have hereunto duly executed this Commencement Agreement on the date first set forth above.

LANDLORD:

ATTEST:	PROVCO DEVON, L.L.C.

By:
	Its:	Vice President

TENANT:

ZYNERBA PHARMACEUTICALS, INC.

By:
Its:

EXHIBIT “C”

Landlord’s Additional Expansion Work

EXHIBIT “D”

Landlord’s Additional Expansion Work Cost Split